EXHIBIT 5


                    [SIMPSON THACHER & BARTLETT LETTERHEAD]


                                                  June 14, 1999


Nielsen Media Research, Inc.
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

     We have acted as counsel to Nielsen Media Research, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (File No. 333-59563) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of $150,000,000 aggregate principal amount of the Notes (the "Securities"). The Securities will be issued under an indenture (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee.

     We have examined the Registration Statement and the form of the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.


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Nielsen Media Research, Inc.              -2-                      June 14, 1999



     In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that at the time of execution, authentication, issuance and delivery of the Securities, the Indenture will be the valid and legally binding obligation of the Trustee. We have further assumed that at the time of execution, authentication, issuance and delivery of the Securities, the Indenture will have been duly authorized, executed and delivered by the Company.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being hereinafter referred to as the "Board") and (b) the due execution, authentication, issuance and delivery of the Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture and such agreement, the Securities will constitute


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Nielsen Media Research, Inc.              -3-                      June 14, 1999



valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

     Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Validity of the Notes" in the Prospectus included in the Registration Statement.


                                              Very truly yours,


                                              /s/ SIMPSON THACHER & BARTLETT
                                              ----------------------------------
                                                  Simpson Thacher & Bartlett